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                                                                    Exhibit 99.1

                          Description of Capital Stock

     The following description of our capital stock is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on August 21, 2002 (our "Certificate of Incorporation"), our Amended and Restated Bylaws dated March 7, 2002 (our "Bylaws"), the Rights Agreement between us and The Bank of New York, as Rights Agent, dated December 8, 1995, as amended (the "Rights Agreement"), and the warrants issued to Occidental Chemical Holding Corporation ("OCHC") on August 22, 2002 (the "Warrants").

     Our authorized capital stock consists of 500,000,000 shares divided into two class as follows:

     . 420,000,000 shares of common stock issued in two series with the first consisting of 340,000,000 shares of common stock, par value $1 per share ("Common Stock") and the second series consisting of 80,000,000 shares of Series B Common Stock, par value $1 per share ("Series B Common Stock"); and

     . 80,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

Common Stock

     The holders of our Common Stock and Series B Common Stock are entitled to one vote per share on all matters to be voted on by stockholders generally, including the election of directors. Except as otherwise provided for in our Certificate of Incorporation or by Delaware law, holders of shares of Common Stock and holders of shares of Series B Common Stock vote together as a single class. There are no cumulative voting rights, meaning that the holders of a majority of the shares voting for the election of directors can elect all of the directors standing for election. Our Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders may be effected either at a duly called annual or special meeting of the stockholders or by consent in writing by such holders.

     Our Certificate of Incorporation provides that in the case of reorganizations, consolidations or mergers, holders of shares of Common Stock and Series B Common Stock must receive the same kind and amount of securities or property upon the reorganization, consolidation or merger, except as otherwise approved by the affirmative vote of a majority of the outstanding shares of each of the Common Stock and Series B Common Stock, voting as separate classes. This requirement does not apply to mergers solely for the purpose of forming a holding company if specified requirements are met or to reorganizations, consolidations or mergers where Lyondell Chemical Company is the continuing corporation and which do not result in any distribution to our stockholders or reclassification or change in the outstanding Common Stock or Series B Common Stock. Our Certificate of Incorporation also provides that any proposal to alter in an adverse manner the powers, preferences or rights of shares of Series B

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Common Stock requires the affirmative vote of 80% of the outstanding shares of
Series B Common Stock. Any proposal to alter in an adverse manner the powers, preferences or rights of shares of Common Stock requires the affirmative vote of a majority of the outstanding shares of Common Stock. Any increase in the authorized number of shares of any class or classes of our stock, or the creation, authorization or issuance of any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of any such class or classes of stock, are deemed not to adversely affect the powers, preferences or special rights of the shares of either the Common Stock or the Series B Common Stock.

     Our Common Stock and Series B Common Stock do not carry any preemptive or other subscription rights to purchase shares of our stock and are not entitled to the benefits of any sinking fund. Our Common Stock is not convertible and neither our Common Stock nor our Series B Common Stock are redeemable or assessable. Our Series B Common Stock may be converted into shares of Common Stock at any time at our option or the option of the holder (subject to certain contractual limitations).

     If we are liquidated, dissolved or wound up, holders of our Common Stock and Series B Common Stock would be entitled to share ratably in all of our assets and properties available for distribution to the holders of Common Stock and Series B Common Stock after payment has been made or set aside in the full amount necessary to satisfy any preferential or participating rights to which holders of each outstanding series of Preferred Stock are entitled.

     Holders of Common Stock and Series B Common Stock are entitled to receive such dividends as may from time to time be declared by our Board of Directors. Our Board of Directors may not declare a dividend on shares of Common Stock without also declaring a dividend in the same amount and form on shares of Series B Common Stock. However, if our Board of Directors declares a cash dividend on shares of Common Stock, it may in its sole discretion declare and pay a dividend on shares of Series B Common Stock by issuance of additional shares of Series B Common Stock to the holders thereof in lieu of cash. In that event, the number of shares of Series B Common Stock to be issued as a dividend will be determined pursuant to a formula set forth in our Certificate of Incorporation.

     Shares of Common Stock and Series B Common Stock are not liable to further calls or assessments by us for any of our liabilities that may be imposed on our stockholders under the laws of the State of Delaware, our state of incorporation.

Preferred Stock

     Our Board of Directors has the authority, without stockholder approval, to issue shares of Preferred Stock in one or more series and to fix the number of shares and terms of each series. The Board may determine the designation and other terms of each series, including, among others:

     . dividend rights;

     . voting powers;

     . preemptive rights;


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     . conversion rights;
     . redemption rights; and
     . liquidation preferences.

     The issuance of Preferred Stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of our holders of Common Stock and Series B Common Stock. It also could affect the likelihood that holders of our Common Stock and Series B Common Stock will receive dividend payments and payments upon liquidation.

Warrants

     We issued five million Warrants to OCHC. Each of the Warrants is exercisable for the purchase of one share of our Common Stock, at an exercise price of $25 per share, on or before the expiration date of the Warrants on August 22, 2007. Upon exercise, however, we have the right, in our sole discretion, to instead make a "Net Payment" by electing to pay the excess, if any, between the stock price per share of Common Stock on the date of exercise and the $25 exercise price. The Net Payment may be in the form of (i) cash, (ii) shares of Common Stock, (iii) subject to specified limitations, shares of Series B Common Stock or (iv) a combination of (i), (ii) and (iii), at our option. If we elect to make all or a portion of a Net Payment in the form of shares of Common Stock or Series B Common Stock, each share will be valued by the average of the high and low per-share sale prices of Common Stock, as reported on the New York Stock Exchange, on the date a Warrant is exercised.

     The number of Warrants and the exercise price may be adjusted on December 31, 2002 based upon the average of the high and low per-share sale prices of Common Stock, as reported on the New York Stock Exchange, for the 15 business-day period ending December 31, 2002. If the 15 business-day average price on December 31, 2002 is $11.00 or above, the Warrant will not be adjusted. If the 15 business-day average price on that day is between $7.00 and $11.00:
(1) the number of Warrants will be determined by adding to five million the number computed by multiplying (a) $11.00 minus the 15 business-day average stock price, by (b) 250,000; and (2) the exercise price will be determined by subtracting from $25.00 the number computed by multiplying (x) $11.00 minus the 15 business-day average stock price, by (y) $0.675. If the 15 business-day average price on that day is $7.00 or below: (1) the number of Warrants will be increased to six million; and (2) the exercise price will be reduced to $22.30 per share. The number of Warrants and the exercise price will also be adjusted for any stock splits, dividends and combinations that occur during the five-year exercise period.

     Transfer of the Warrants is restricted by agreement among us and OCHC and its parent, Occidental Petroleum Corporation.

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Provisions of Our Bylaws

     Certain provisions of our Bylaws establish time periods during which appropriate stockholder proposals must be delivered to us for consideration at special and annual meetings called by us. Our Bylaws provide, among other things, that stockholders making nominations for our Board of Directors at, or bringing other business before, an annual or a special meeting of stockholders must provide timely written notice to us thereof, timely notice being required to be no later than 90 days in advance of the meeting. However, if the date of the meeting was not publicly announced by a mailing to stockholders, in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service or in a filing with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 more than 90 days prior to the meeting, such notice, to be timely, must be delivered to our Board of Directors not later than the close of business on the tenth day following the day on which the date of the meeting was first so publicly announced.

Anti-Takeover Provisions of Our Certificate of Incorporation

     Our Certificate of Incorporation contains provisions that could delay or make more difficult the acquisition of control of Lyondell Chemical Company through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt, including those attempts that might result in a premium over the market price of our Common Stock.

     We have 420,000,000 authorized shares of common stock and 80,000,000 authorized shares of Preferred Stock. One of the consequences of our authorized but unissued common stock and undesignated Preferred Stock may be to enable our Board of Directors to make more difficult or to discourage an attempt to obtain control of us. If, in the exercise of its fiduciary obligations, our Board of Directors determined that a takeover proposal was not in our best interest, the Board could authorize the issuance of those shares without stockholder approval. The shares could be issued in one or more transactions that might prevent or make the completion of the change of control transaction more difficult or costly by:

     . diluting the voting or other rights of the proposed acquiror or insurgent stockholder group;
     . creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board; or . effecting an acquisition that might complicate or preclude the takeover.

     In this regard, while our Certificate of Incorporation grants our Board of Directors broad power to establish the rights and preferences of the authorized and unissued Preferred Stock, our Board of Directors has adopted a policy providing that no future issuance of Preferred Stock will be effected without the approval of the holders of our Common Stock unless our Board of Directors (whose decision shall be conclusive) determines in good faith:

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     . that the issuance is primarily for the purpose of facilitating a financing, an acquisition or another proper corporate objective or transaction; and

     . that any anti-takeover effects of the issuance are not our primary purpose for effecting such issuance.

Our Board of Directors will not amend or revoke this policy without giving written notice to the holders of all outstanding shares of our stock. However, no such amendment or revocation will be effective, without the approval of the holders of our Common Stock, to permit a subsequent issuance of Preferred Stock for the primary purpose of obstructing a takeover of Lyondell Chemical Company by any person who has, prior to such written notice to stockholders, notified the Board of Directors of its desire to pursue a takeover of Lyondell Chemical Company.

Delaware Anti-Takeover Law

     We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions.
Section 203 prevents an "interested stockholder," which is defined generally as a person owning 15% or more of a corporation's voting stock, or any affiliate or associate of that person, from engaging in a broad range of "business combinations" with the corporation for three years after becoming an interested stockholder unless:

     . the board of directors of the corporation had previously approved either the business combination or the transaction that resulted in the stockholder's becoming an interested stockholder;
     . upon completion of the transaction that resulted in the stockholder's becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned in employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered; or
     . following the transaction in which that person became an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

     Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. Section 203 may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period.

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Limitation on Directors' and Officers' Liability

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any of the following:

     . any breach of the director's duty of loyalty to the corporation or its stockholders,
     . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, . payments of unlawful dividends or unlawful stock repurchases or redemptions, or
     . any transaction from which the director derived an improper personal benefit.

     Any repeal or modification of such provisions shall not adversely affect any right or protection of a director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. Our Certificate of Incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law. The inclusion of this provision in our Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and the holders of our Common Stock and Series B Common Stock.

Rights Plan

     Our Board of Directors declared a dividend of one right ("Right") for each outstanding share of our Common Stock to stockholders of record at the close of business on December 20, 1995 and all shares of Common Stock and Series B Common Stock issued thereafter are issued with such Right. Each Right entitles the registered holder to purchase from us one share of Common Stock at a purchase price of $80 per share of Common Stock, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in the Rights Agreement. Initially, the Rights will be attached to all certificates representing outstanding Common Equity (as defined below) and no separate certificates for the Rights ("Rights Certificates") will be distributed. "Common Equity" means shares of Common Stock and Series B Common Stock and any other series of our common stock issued and outstanding after December 20, 1995 and prior to the earlier of the Distribution Date (as defined below) or the Expiration Date (as defined in the Rights Agreement). The Rights will separate from the Common Equity and a "Distribution Date" will occur, with certain exceptions, upon the earlier of (i) ten days following a public announcement of the existence of an "Acquiring Person" (the date of the announcement being the "Stock Acquisition Date"), or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person's becoming an Acquiring Person. An "Acquiring Person" is any person or group of affiliated or associated persons that has acquired or obtained the right to acquire beneficial ownership of 15%

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or more of the outstanding shares of Common Equity, except that our Board of
Directors has adopted a resolution pursuant to the terms of the Rights Agreement that provides that OCHC and its Affiliates (as defined in the Rights Agreement) and Associates (as defined in the Rights Agreement) will not be or become an "Acquiring Person" unless and until such time as OCHC together with its Affiliates and Associates acquires or becomes the beneficial owner of more than 40% of the outstanding Common Equity so long as OCHC's beneficial ownership is the result of (i) transactions contemplated by the Securities Purchase Agreement dated July 8, 2002 between us and OCHC or (ii) a reduction in the number of shares of Common Equity outstanding due to the repurchase of our Common Equity. In certain circumstances prior to the time a person has become an Acquiring Person, the Distribution Date may be deferred by the Board of Directors. Certain inadvertent acquisitions will not result in a person becoming an Acquiring Person if the person promptly divests itself of sufficient Common Equity. Until the Distribution Date, (a) the Rights will be evidenced by the Common Equity certificates (together with this Description of Capital Stock or bearing the notation referred to below) and will be transferred with and only with such Common Equity certificates, (b) Common Equity certificates issued after December 20, 1995 will contain a notation incorporating the Rights Agreement by reference and (c) the surrender for transfer of any certificate for Common Equity (with or without a copy of this Description of Capital Stock) will also constitute the transfer of the Rights associated with the Common Equity represented by such certificate.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on December 8, 2005, unless earlier redeemed or exchanged by us as described below.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Common Equity as of the close of business on the Distribution Date and, from and after the Distribution Date, the separate Rights Certificates alone will represent the Rights. All Common Equity issued prior to the Distribution Date will be issued with Rights. Common Equity issued after the Distribution Date in connection with certain employee benefit plans or upon conversion of certain securities will be issued with Rights. Except as otherwise determined by the Board of Directors, no other shares of Common Equity issued after the Distribution Date will be issued with Rights.

     In the event (a "Flip-In Event") that a person becomes an Acquiring Person (except pursuant to a tender or exchange offer for all outstanding shares of Common Equity at a price and on terms that a majority of our independent directors determines to be fair to and otherwise in the best interests of us and our stockholders (a "Permitted Offer")), each holder of a Right will thereafter have the right to receive, upon exercise of such Right, a number of shares of Common Equity (or, in certain circumstances, cash, property or other securities of Lyondell Chemical Company) having a Current Market Price (as defined in the Rights Agreement) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of any Flip-In Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by or transferred to such Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Rights Agreement.

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     For example, at an exercise price of $80 per Right, each Right not owned by such an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $160 worth of Common Stock (or other consideration, as noted above), based upon its then Current Market Price, for $80. Assuming that the Common Stock had a Current Market Price of $25 per share at such time, the holder of each valid Right would be entitled to purchase 6.4 shares of Common Stock for $80.

     In the event (a "Flip-Over Event") that, at any time from and after the time an Acquiring Person becomes such, (i) we are acquired in a merger or other business combination transaction (other than certain mergers that follow a Permitted Offer), or (ii) 50% or more of our assets or earning power is sold or transferred, each holder of a Right (except Rights owned by such Acquiring Person or certain related parties) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a Current Market Price equal to two times the exercise price of the Right. Flip-In Events and Flip-Over Events are collectively referred to as "Triggering Events."

     The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) if holders of the Common Equity are granted certain rights or warrants to subscribe for Common Equity or securities convertible into Common Equity at less than the current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Equity of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Common Stock are required to be issued upon exercise of the Rights, but in lieu thereof a cash payment may be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

     At any time until the time a person becomes an Acquiring Person, we may redeem the Rights in whole, but not in part, at a price of $.005 per Right, payable, at our option, in cash, shares of Common Stock or such other consideration as our Board of Directors may determine. Immediately upon the effectiveness of the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.005 redemption price.

     At any time after the occurrence of a Flip-In Event and prior to the occurrence of a Flip-Over Event or a person becoming the beneficial owner of 50% or more of the shares of Common Stock then outstanding, we may exchange the Rights (other than Rights owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, and/or other equity

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securities deemed to have the same value as one share of Common Stock, per
Right, subject to adjustment.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights should not be taxable to stockholders or us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for our Common Stock (or other consideration) or for the common stock of the acquiring company as set forth above or are exchanged as provided in the preceding paragraph.

     Other than the redemption price, any of the provisions of the Rights Agreement may be amended by our Board of Directors as long as the Rights are redeemable. Thereafter, the provisions of the Rights Agreement (other than the Redemption Price) may be amended by the Board of Directors in order to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to lengthen the time period governing redemption or amendment shall be made at such time as the Rights are not redeemable.